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                                                                   EXHIBIT 23(a)





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 11, 1993, included and incorporated by reference in Zenith Electronics Corporation's Annual Report on Form 10-K for the year ended December 31, 1992, and to all references to our Firm included in this Registration Statement.


                                       /s/ Arthur Andersen & Co.

                                       ARTHUR ANDERSEN & CO.

Chicago, Illinois,
January 17, 1994